SRCO

SRCO Professional Corporation
Chartered Professional Accountants
Licensed Public Accountants
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca

February 27, 2019

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549

Re: Fearless Films, Inc.

We have read the statements of Fearless Films, Inc. included under Item 4.01 of its Current Report on Form 8-K dated February 27, 2019, and agree with such statements as they pertain to our firm.

Yours very truly,

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS
Authorized to practise public accounting by the
Chartered Professional Accountants of Ontario